Exhibit 99.1

For Immediate Release

Cleantech Solutions International Receives $13.0 million Order for Equipment for Large Scale Chemical Project in Xinjiang

WUXI, Jiangsu, China, January 5, 2015 -- Cleantech Solutions International, Inc. ("Cleantech Solutions" or "the Company") (NASDAQ: CLNT), a manufacturer of metal components and assemblies used in in various manufacturing industries, including clean technology, textile dyeing and finishing machines, and oil and gas refineries, today announced that its operating company, Wuxi Huayang Heavy Industries, Co. Ltd. (“Heavy Industries”), formerly known as Wuxi Huayang Electrical Power Equipment Co., Ltd., a variable interest entity whose financial results are consolidated with those of the Company, received a purchase order in late December for a purchase price of RMB80.5 million (approximately $13.0 million) from a large state-owned enterprise based in Xinjiang, China. The purchase order covers parts and equipment including washing, distillation, purifying, dehydration, refining and other columns, along with storage containers, heat exchangers and carbonation reactors that will be used in a large scale project that transforms glycol calcium carbide furnace tail gas into ethylene glycol.

Pursuant to the purchase order, Heavy Industries received an advance payment of approximately RMB8.1 million ($1.3 million), or 10% of the purchase price, will receive an additional 80% of the purchase price upon delivery, and will receive the remaining 10% within six months of delivery provided that there are no technical problems with the equipment. The Company expects to begin delivering the equipment in April 2015.

"We are excited to start the year by expanding our geographic footprint into Xinjiang. We believe that this new order from a large state-owned enterprise for a major chemical project reflects our growing reputation as a high quality supplier of precision products for manufacturers in a broad range of industries throughout China,” said Mr. Jianhua Wu, Chairman and CEO of Cleantech Solutions.

About Cleantech Solutions International

Cleantech Solutions is a manufacturer of metal components and assemblies, primarily used in clean technology and other industries and dyeing and finishing equipment for the textile industry and forging products, and a supplier of fabricated products and machining services to a range of clean technology customers. The Company's website is www.cleantechsolutionsinternational.com. Any information on the Company's website or any other website is not a part of this press release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein referred to in this press release as anticipated, believed, estimated or expected. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including our ability to deliver and the parts and components referred to in this press release in a timely manner and those factors discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website, including factors described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-K for the year ended December 31, 2013 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Form 10-Q for the quarter ended September 30, 2014. All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

Company Contact:

Cleantech Solutions International, Inc.

Adam Wasserman, CFO

E-mail: adamw@cleantechsolutionsinternational.com

Web: www.cleantechsolutionsinternational.com

Elaine Ketchmere, CFA

Compass Investor Relations

Phone: +1-310-528-3031

E-mail: eketchmere@compass-ir.com

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